Exhibit 99.1

EverQuote Announces Fourth Quarter and Full Year 2018 Financial Results

•	Full Year 2018 Revenue Increased 29% Year-Over-Year to $163.3 Million

•	Fourth Quarter Revenue Increased 23% Year-Over-Year to $39.8 Million

•	Fourth Quarter Automotive Revenue Grew 15% Year-Over-Year to $33.9 Million

•	Fourth Quarter Home and Life Revenue Grew 99% Year-Over-Year to $5.9 Million

CAMBRIDGE, Mass., February 25, 2019 — EverQuote, Inc. (“EverQuote” or the “Company”), a leading online insurance marketplace in the U.S., today announced financial results for the fourth quarter and full year ended December 31, 2018.

“We are pleased with our fourth quarter results as we grew total revenue 23% and increased quote requests 10%, while seeing increased spend from seven of our top 10 carrier partners over the prior year quarter,” said Seth Birnbaum, CEO and Co-Founder of EverQuote.

“We delivered another strong quarter of growth in our newer home and life insurance verticals, while investing in our consumer marketing capabilities and expanding our carrier offerings on the EverDrive platform, which are now available in five states to EverDrive users who qualify via their safe-driving score.”

“In 2018, we achieved total revenue growth of 29% year-over-year as we executed on our direct strategy with insurance providers. We successfully increased the number of insurance agents in our marketplace and, for the full year, grew total spend on our platform across all of our top 10 carriers.”

“As we look ahead to 2019, we are excited about the opportunities for EverQuote as the insurance industry continues to shift online, consistent with our expectations.”

“We remain focused on increasing provider coverage, deepening provider and consumer engagement, attracting more customers to our marketplace and launching new verticals while increasing our investment in consumer and provider experiences across EverQuote.com and EverDrive.”

“We are committed to our mission to make EverQuote THE destination for consumers to shop for insurance online,” concluded Mr. Birnbaum.

Fourth Quarter 2018 Financial Highlights

(All comparisons are relative to the fourth quarter of 2017 unless otherwise stated):

•	Total revenue of $39.8 million, an increase of 23%.

•	Automotive insurance vertical revenue of $33.9 million, an increase of 15%.

•	Home and life insurance verticals revenue of $5.9 million, an increase of 99%.

•	Revenue less advertising expense of $10.2 million, an increase of 7%.

•	Variable marketing margin of $10.6 million, an increase of 5%.

•	GAAP net loss of $6.9 million, compared to a net loss of $0.7 million.

•	Adjusted EBITDA of ($3.5) million, compared to Adjusted EBITDA of $0.3 million.

Fourth Quarter 2018 Business Highlights

(All comparisons are relative to the fourth quarter of 2017 unless otherwise stated):

•	Direct revenue was 91% of revenue, an increase from 84% in the prior year.

•	EverQuote added 3 new provider partners across auto, home and life.

•	Seven of the Company’s top 10 insurance carriers increased spend over the prior year.

•	EverQuote completed 18 new and 40 expanded partial integrations with providers.

•	The Company achieved 10% growth in quote requests.

Full Year 2018 Financial Highlights

(All comparisons are relative to the full year of 2017 unless otherwise stated):

•	Total revenue of $163.3 million, an increase of 29%.

•	Automotive insurance vertical revenue of $141.2 million, an increase of 18%.

•	Home and life insurance verticals revenue of $22.2 million, an increase of 220%.

•	Revenue less advertising expense of $46.1 million, an increase of 29%.

•	Variable marketing margin of $48.0 million, an increase of 28%.

•	GAAP net loss of $13.8 million, compared to a net loss of $5.1 million.

•	Adjusted EBITDA of ($5.5) million, compared to Adjusted EBITDA of ($1.5) million.

First Quarter and Full Year 2019 Guidance

EverQuote anticipates revenue, variable marketing margin and adjusted EBITDA to be in the following ranges:

First quarter 2019

•	Revenue of $47.0 – $49.0 million.

•	Variable marketing margin of $12.8 – $13.8 million.

•	Adjusted EBITDA in the range of ($1.5) – ($2.0) million.

Full year 2019

•	Revenue of $189.0 – $197.0 million.

•	Variable marketing margin of $54.0 – $58.0 million.

•	Adjusted EBITDA in the range of ($2.0) – ($4.0) million.

With respect to the Company’s expectations under “First Quarter and Full Year 2019 Guidance” above, the Company has not reconciled the non-GAAP measures of variable marketing margin and adjusted EBITDA to the GAAP measures revenue less advertising expense and net loss, respectively, in this press release because the Company does not provide guidance for advertising expense, stock-based compensation expense, depreciation and amortization expense, interest income and expense, and the provision for (benefit from) income taxes as the Company is unable to quantify these amounts without unreasonable efforts that would be required to include reconciliations to such GAAP measures. In addition, the Company believes such reconciliations would imply a degree of precision that could be confusing or misleading to investors.

Conference Call and Webcast Information

EverQuote will host a conference call and live webcast to discuss its fourth quarter and full year 2018 financial results at 4:30 p.m. Eastern Time today, February 25, 2019. To access the conference call, dial (877) 273-5005 for the U.S. or Canada, or (647) 689-5410 for international callers and provide conference ID 6839918. The webcast will be available live on the Investors section of the Company’s website at https://investors.everquote.com.

An audio replay of the call will also be available to investors beginning at approximately 6:30 p.m. Eastern Time on February 25, 2019, until 11:59 p.m. Eastern Time on March 1, 2019, by dialing (800) 585-8367 for the U.S. or Canada, or (416) 621-4642 for international callers, and entering passcode 6839918. In addition, an archived webcast will be available on the Investors section of the Company’s website at: https://investors.everquote.com.

Safe Harbor Statement

Any statements in this press release about future expectations, plans and prospects for EverQuote, Inc. (“EverQuote” or the “Company”), including statements about future results of operations or the future financial position of the Company, including financial targets, business strategy, plans and objectives for future operations and other statements containing the words “anticipates,” “believes,” “expects,” “plans,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: (1) the Company’s ability to attract and retain consumers and insurance providers using the Company’s marketplace; (2) the Company’s ability to maintain or increase the amount providers spend per quote request; (3) the effectiveness of the Company’s growth strategies and its ability to effectively manage growth; (4) the Company’s ability to maintain and build its brand; (5) the Company’s reliance on its third-party service providers; (6) the Company’s ability to develop new and enhanced products and services to attract and retain consumers and insurance providers, and the Company’s ability to successfully monetize them; (7) the impact of competition in the Company’s industry and innovation by the Company’s competitors; (8) the Company’s expected use of proceeds from its initial public offering; and (9) other factors discussed in the “Risk Factors” section of the Company’s most recent Quarterly Report on Form 10-Q, which is on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

About EverQuote

EverQuote operates a leading online insurance marketplace in the U.S., connecting consumers with insurance providers. The company’s data & technology platform matches and connects consumers seeking to purchase insurance with relevant options from the company’s broad direct network of insurance providers, saving consumers and providers time and money. EverQuote was founded with the vision of applying a scientific, data-driven approach to help consumers find the best price and coverage for their individual insurance needs.

EVERQUOTE, INC.

STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in thousands except per share)
Revenue	$39,779	$32,377	$163,349	$126,242

Cost and operating expenses(1):
Cost of revenue	3,075	2,236	11,678	7,745
Sales and marketing	35,638	27,088	140,743	109,473
Research and development	4,255	2,522	14,173	9,194
General and administrative	3,925	1,070	10,667	4,519

Total cost and operating expenses	46,893	32,916	177,261	130,931

Loss from operations	(7,114)	(539)	(13,912)	(4,689)
Other income (expense):
Interest expense	—	(114)	(199)	(382)
Interest income	189	—	320	—

Total other income (expense), net	189	(114)	121	(382)

Net loss	(6,925)	(653)	(13,791)	(5,071)
Accretion of redeemable convertible preferred stock to redemption value	—	(1,845)	(37,415)	(14,093)

Net loss attributable to common stockholders	$(6,925)	$(2,498)	$(51,206)	$(19,164)

Net loss per share attributable to common stockholders, basic and diluted	$(0.28)	$(0.29)	$(3.03)	$(2.18)

Weighted average common shares outstanding, basic and diluted	25,038	8,695	16,922	8,774

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in thousands)
Cost of revenue	$13	$7	$42	$27
Sales and marketing	678	212	1,955	789
Research and development	861	121	2,011	467
General and administrative	1,693	148	3,113	577

	$3,245	$488	$7,121	$1,860

EVERQUOTE, INC.
BALANCE SHEET DATA

	December 31,
	2018	2017
	(in thousands)
Cash and cash equivalents	$41,634	$2,363
Working capital	39,185	2,634
Total assets	65,746	20,519
Long-term debt	—	4,611
Total liabilities	22,562	20,126
Redeemable convertible preferred stock	—	50,937
Total stockholders’ equity (deficit)	43,184	(50,544)

EVERQUOTE, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2018	2017
	(in thousands)
Cash flows from operating activities:
Net loss	$(13,791)	$(5,071)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,341	1,360
Stock-based compensation expense	7,121	1,860
Noncash interest expense	14	20
Deferred rent	337	528
Changes in operating assets and liabilities:
Accounts receivable	(2,931)	(2,478)
Prepaid expenses and other current assets	(698)	(8)
Other assets	—	(75)
Accounts payable	4,932	1,552
Accrued expenses and other current liabilities	1,324	469
Deferred revenue	454	171

Net cash used in operating activities	(1,897)	(1,672)

Cash flows from investing activities:
Acquisition of property and equipment, including costs capitalized for development of internal-use software	(3,668)	(1,185)

Net cash used in investing activities	(3,668)	(1,185)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	52,313	—
Proceeds from exercise of stock options	861	1,549
Repurchase of common stock	—	(9,229)
Proceeds from borrowings on line of credit	22,729	20,300
Repayments of borrowings on line of credit	(24,729)	(18,300)
Repayments of term loan	(2,625)	(1,500)
Payments of initial public offering costs	(3,713)	—

Net cash provided by (used in) financing activities	44,836	(7,180)

Net increase (decrease) in cash, cash equivalents and restricted cash	39,271	(10,037)
Cash, cash equivalents and restricted cash at beginning of period	2,613	12,650

Cash, cash equivalents and restricted cash at end of period	$41,884	$2,613

EVERQUOTE, INC.

FINANCIAL AND OPERATING METRICS

Revenue by vertical:

	Three Months Ended December 31,		Change
	2018	2017	%
	(in thousands)
Automotive	$33,853	$29,395	15.2%
Home and Life	5,926	2,982	98.7%

Total Revenue	$39,779	$32,377	22.9%

	Year Ended December 31,		Change
	2018	2017	%
	(in thousands)
Automotive	$141,187	$119,313	18.3%
Home and Life	22,162	6,929	219.8%

Total Revenue	$163,349	$126,242	29.4%

Other financial and non-financial metrics:

	Three Months Ended December 31,		Change
	2018	2017	%
	(in thousands)
Loss from operations	$(7,114)	$(539)	1219.9%
Net loss	$(6,925)	$(653)	960.5%
Quote requests	3,284	2,984	10.1%
Variable marketing margin(1)	$10,603	$10,089	5.1%
Adjusted EBITDA(1)	$(3,482)	$260	-1439.2%

	Year Ended December 31,		Change
	2018	2017	%
	(in thousands)
Loss from operations	$(13,912)	$(4,689)	196.7%
Net loss	$(13,791)	$(5,071)	172.0%
Quote requests	12,803	12,123	5.6%
Variable Marketing Margin(1)	$47,995	$37,551	27.8%
Adjusted EBITDA(1)	$(5,450)	$(1,469)	271.0%

(1)	Variable marketing margin and adjusted EBITDA are non-GAAP measures. Please see “EverQuote, Inc. Reconciliation of Non-GAAP Measures to GAAP” below for more information.

EVERQUOTE, INC.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s financial statements presented in accordance with GAAP and to provide investors with additional information regarding EverQuote’s financial results, the Company has presented its variable marketing margin and adjusted EBITDA as non-GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

The Company defines variable marketing margin, or VMM, as revenue as reported in the Company’s statements of operations and comprehensive loss, less online advertising costs related to attracting consumers to EverQuote’s marketplace (which are a component of total advertising expense, which is a component of sales and marketing expense). The most directly comparable GAAP measure for VMM is revenue less advertising expense. The Company utilizes VMM to measure the financial return on EverQuote’s online advertising, specifically to measure the degree by which the revenue generated from consumer quote requests exceeds the cost to attract those consumers to EverQuote’s marketplace through online advertising. The Company also uses VMM to measure the efficiency of individual online advertising and consumer acquisition sources and to make trade-off decisions to manage the Company’s return on advertising. The Company does not utilize VMM as a measure of overall profitability. The Company presents VMM because it is used extensively by EverQuote’s management and board of directors to manage the Company’s operating performance, including evaluating operational performance against budgeted VMM and understanding the efficiency of EverQuote’s online advertising spend.

The Company defines adjusted EBITDA as net income (loss), excluding the impact of stock-based compensation expense; depreciation and amortization expense; interest income and interest expense; and the provision for (benefit from) income taxes. The most directly comparable GAAP measure is net income (loss). The Company monitors and presents adjusted EBITDA because it is a key measure used by management and the board of directors to understand and evaluate operating performance, to establish budgets and to develop operational goals for managing EverQuote’s business. In particular, the Company believes that excluding the impact of these items in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of EverQuote’s core operating performance.

The Company uses these non-GAAP financial measures to evaluate EverQuote’s operating performance and trends and make planning decisions. The Company believes that each of these non-GAAP financial measures helps identify underlying trends in EverQuote’s business that could otherwise be masked by the effect of the expenses that the Company excludes in the calculations of each non-GAAP financial measure. Accordingly, the Company believes that these financial measures provide useful information to investors and others in understanding and evaluating EverQuote’s operating results, enhancing the overall understanding of the Company’s past performance and future prospects.

The Company’s non-GAAP financial measures are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than revenue less advertising expense and net income (loss), which are the most directly comparable financial measures calculated and presented in accordance with GAAP. In addition, other companies may use other measures to evaluate their performance, all of which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison.

EVERQUOTE, INC.

RECONCILIATION OF NON-GAAP MEASURES TO GAAP

The following tables reconcile VMM and adjusted EBITDA to revenue less advertising expense and net loss, respectively, the most directly comparable financial measures calculated and presented in accordance with GAAP.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in thousands)
Revenue	$39,779	$32,377	$163,349	$126,242
Less: total advertising expense	29,539	22,838	117,274	90,471

Revenue less advertising expense	10,240	9,539	46,075	35,771
Add: other advertising expense (1)	363	550	1,920	1,780

Variable marketing margin	$10,603	$10,089	$47,995	$37,551

(1)

Other advertising expenses consist of general advertising costs that are designed to promote the business, attract insurance providers or produce results other than generating online marketplace traffic, such as increasing downloads of the Company’s EverDrive safe driver app. They are not directly related to generating revenue or online marketplace traffic, and as such are excluded by management from the calculation of VMM.

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(in thousands)
Net loss	$(6,925)	$(653)	$(13,791)	$(5,071)
Stock-based compensation	3,245	488	7,121	1,860
Depreciation and amortization	387	311	1,341	1,360
Interest (income) expense, net	(189)	114	(121)	382

Adjusted EBITDA	$(3,482)	$260	$(5,450)	$(1,469)

Investor Relations Contact:

Brinlea Johnson

The Blueshirt Group

212-331-8424

Brinlea@blueshirtgroup.com

Or

Allise Furlani

The Blueshirt Group

212-331-8433

allise@blueshirtgroup.com

SOURCE: EverQuote, Inc.